Exhibit 99.1

BAETA Corp. engages Equinox Securities as the Company’s Lead Placement Agent

FORT LEE, NJ--(GlobeNewswire – 11/7/11) - BAETA Corp. (OTCBB: BAEA.OB) - News), an advanced technology-enabled health improvement company headquartered in Fort Lee, New Jersey, announced today that the Company has engaged Equinox Securities, Inc., a California headquartered and FINRA member broker-dealer, as the Company’s lead placement agent to facilitate the Company’s ability to raise financing, and to assist the Company with raising capital to fund future potential corporate transactions.

Pursuant to the Agreement, Equinox Securities will introduce organizations, potential partners, and investors to BAETA Corp and its line of advanced healthcare solutions.

“We welcome the opportunity to work with Equinox Securities to expand the universe of investors seeking to benefit from new approaches for healthcare management," stated Len Pushkantser, Chief Executive Officer of BAETA Corp. “We are pleased to have a partner that recognizes the value of fact-based data that helps to lead to faster diagnoses, improved treatment via remote monitoring, and improved patient health, and found a perfect match for our needs”, said Mr. Pushkantser.

Equinox Securities is a FINRA/SIPC member broker-dealer established in 2007. The Company’s management has 30 years combined experience in securities transactions and public placements. “As a global brokerage firm, our access to the capital markets runs quite deep and we’re confident we can help BAETA Corp. reach their funding goals”, stated Stephen Oliveira, President of Equinox Securities.

For more information about BAETA Corp., please visit http://www.baetacorp.com/.

About BAETA Corp.

BAETA Corp. (OTCBB: BAEA - News) is a technology-enabled health improvement company whose objective is to empower patients to elevate their role in the prevention, diagnosis, treatment, and recovery from illnesses. BAETA Corp. develops innovative, technology-driven healthcare information solutions enabling patients to easily capture health-related data. Please visit BAETA Corp. at http://www.baetacorp.com for more information about our products.

Not a Broker/Dealer or Financial Advisor

BAETA Corp. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in BAETA Corp. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of BAETA Corp.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Information presented in this press release contains "forward looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be "forward looking statements." Forward looking statements are based on expectations, estimates, and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through use of words such as "projects," "foresee," "expects," "will," "anticipates," "estimates," "believes," "understands," or that by statements indicating certain actions "may," "could," or "might" occur. Understand there is no guarantee past performance will be indicative of future results.

None of the information contained on the BAETA Corp. website is incorporated by reference herein.

More Information:

Please contact:
Mr. Leonid Pushkantser, CEO
BAETA Corp.
1.201.471.0988 X106

Or
Jeffrey Staller
President
Heritage Corporate Services, Inc.
(561) 210-5675
Jeffrey@HeritageCorporateServices.com